Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Fourth Quarter and Full Year 2024 Results
New York City, NY – February 13, 2025 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter and full year ended December 31, 2024.
Reported GAAP net income of $30.2 million and $92.4 million for the three and twelve months ended December 31, 2024, respectively, compared to $30.0 million and $144.5 million for the three and twelve months ended December 31, 2023, respectively. Reported diluted earnings per share ("EPS") to common stockholders of $0.29 and $0.82 for the three and twelve months ended December 31, 2024, respectively, compared to $0.28 and $1.42 for the three and twelve months ended December 31, 2023, respectively.
Reported Distributable Earnings (a non-GAAP financial measure) of $31.2 million and $100.7 million, or $0.30 and $0.92 per diluted common share on a fully converted basis(1), for the three and twelve months ended December 31, 2024, respectively, compared to $39.3 million and $189.5 million, or $0.39 and $1.92 per diluted common share on a fully converted basis(1), for the three and twelve months ended December 31, 2023, respectively.
Fourth Quarter 2024 Summary
•Core portfolio principal balance as of December 31, 2024 of $5.0 billion:
◦Portfolio consisted of 155 loans with an average loan size of $32 million
◦99% of the Company's portfolio is in senior mortgage loans and approximately 93% is floating rate
◦71% of the portfolio is collateralized by multifamily properties and only 3.7% is collateralized by office properties
•Closed $441 million of new loan commitments at a weighted average spread of 344 basis points
•Funded $476 million of principal balance including future funding on existing loans and received loan repayments of $641 million
•Total liquidity of $535 million, which includes $184 million in cash and cash equivalents
•Produced a fourth quarter GAAP and Distributable Earnings ROE (a non-GAAP financial measure) of 7.6% and 7.8%, respectively
•Declared a fourth quarter common stock cash dividend of $0.355, representing an annualized 9.3% yield on book value
•Book value of $15.19 per diluted common share on a fully converted basis(1)
Full Year 2024 Summary
•Closed $2.0 billion of new loan commitments at a weighted average spread of 385 basis points
•Funded $1.9 billion of principal balance including future funding on existing loans and received loan repayments of $1.6 billion
•Produced a full year GAAP and Distributable Earnings ROE (a non-GAAP financial measure) of 5.6% and 5.9%, respectively
•GAAP and Distributable Earnings dividend coverage of 61% and 65%, respectively
•Closed BSPRT 2024-FL11 ("FL11 CRE CLO"), a $1.024 billion managed Commercial Real Estate Collateralized Loan Obligation ("CLO"), resulting in financing of $886.2 million, with a 36 month re-investment period, advance rate of 86.5% and a weighted average interest rate of 1M Term SOFR+199 before accounting for discount and transaction costs
•Repurchased 391,863 shares of common stock at an average price of $12.42 per share for an aggregate of $4.9 million, which represents a $0.02 per share increase to book value

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Richard Byrne, Chairman and Chief Executive Officer of FBRT, said, “FBRT originated $2.0 billion in new loan commitments in 2024. We're pleased with the significant progress we made in turning over our legacy portfolio. Including January 2025 originations, 52% of our book was originated post the Fed’s interest rate hikes."
Further commenting on the Company's results, Michael Comparato, President of FBRT, added, “We continue to actively manage our legacy loan portfolio. In 2024, we received over $1.6 billion in loan payoffs, extended loans where borrowers improved our debt position, and sold $159.5 million in REO assets. We are confident that our proactive approach to legacy loan resolutions will lead to enhanced earnings power for FBRT."
Portfolio and Investment Activity
Core portfolio: For the quarter ended December 31, 2024, the Company closed $441 million of new loan commitments, funded $476 million of principal balance on new and existing loans, and received loan repayments of $641 million. As of December 31, 2024, the Company had four loans on its watch list, three of which are risk rated a five and one risk rated a four.
Conduit: For the quarter ended December 31, 2024, the Company originated $87.3 million of fixed rate conduit loans that will be sold through FBRT's conduit program.
Real estate owned: During the fourth quarter, the Company sold one retail property and three multifamily properties. In addition, the Company foreclosed on one multifamily property during the quarter.
Allowance for credit losses: During the quarter, the Company recognized an incremental provision for credit losses of $0.9 million, comprised of a $2.5 million asset-specific provision and a $(1.6) million general allowance benefit.
Book Value
As of December 31, 2024, book value was $15.19 per diluted common share on a fully converted basis(1).
Share Repurchase Program
As of February 10, 2025, $31.1 million remains available under the $65 million share repurchase program, which extends through December 31, 2025.
Subsequent Events
Investment Activity: We obtained, through foreclosure, two multifamily properties, both located in Texas. One of these two properties was subsequently sold on February 12, 2025 for a purchase price of $63.8 million, above our debt basis, and was financed with a loan originated by the Company.
We also sold a previously foreclosed multifamily property, located in North Carolina, for a purchase price of $12.9 million.
Conduit Activity: We sold two of our commercial mortgage loans, held for sale into the CMBS securitization market. The loans had a fair value of $82.3 million as of December 31, 2024.
Distributable Earnings and Distributable Earnings to Common
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, net of realized gains and losses, as described further below, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, and (vii) certain other non-cash items. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (i) perpetual preferred stock dividend payments and (ii) non-controlling interests in joint ventures.
As noted above, we exclude unrealized gains and losses on loans and other investments, including CECL reserves and impairments, from our calculation of Distributable Earnings and include realized gains and losses. The nature of these adjustments is described more fully in the footnotes to our reconciliation tables. GAAP loan loss reserves and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to our existing definition of Distributable Earnings. We expect to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized. The realized loss amount reflected in Distributable Earnings will generally equal the difference between the cash received and the

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Distributable Earnings basis of the asset. The timing of any such loss realization in our Distributable Earnings may differ materially from the timing of the corresponding loss reserves, charge-offs or impairments in our consolidated financial statements prepared in accordance with GAAP.
The Company believes that Distributable Earnings and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared.
Distributable Earnings and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Distributable Earnings to Common included at the end of this release for further information.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Supplemental Information
The Company published a supplemental earnings presentation for the quarter ended December 31, 2024 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Friday, February 14, 2025 at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10195037/fe18cf47ce. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com/?id=Q2f3DmSE. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of December 31, 2024, FBRT had approximately $6.0 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$184,443	$337,595
Restricted cash	12,421	6,092
Commercial mortgage loans, held for investment, net of allowance for credit losses of $78,083 and $47,175 as of December 31, 2024 and 2023, respectively(1)	4,908,667	4,989,767
Commercial mortgage loans, held for sale, measured at fair value(2)	87,270	—
Real estate securities, available for sale, measured at fair value, amortized cost of $202,894 and $243,272 as of December 31, 2024 and 2023, respectively(3)	202,973	242,569
Receivable for loan repayment(4)	157,582	55,174
Accrued interest receivable	42,225	42,490
Prepaid expenses and other assets	17,526	19,213
Intangible lease asset, net of amortization	39,834	42,793
Real estate owned, net of depreciation	113,160	115,830
Real estate owned, held for sale	222,890	103,657
Equity method investment in real estate	13,395	—
Total assets	$6,002,386	$5,955,180
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$3,628,270	$3,567,166
Repurchase agreements and revolving credit facilities - commercial mortgage loans	329,811	299,707
Repurchase agreements - real estate securities	236,608	174,055
Mortgage note payable	23,998	23,998
Other financings	12,865	36,534
Unsecured debt	81,395	81,295
Derivative instruments, measured at fair value	713	—
Interest payable	12,844	15,383
Distributions payable	36,237	36,133
Accounts payable and accrued expenses	14,443	13,339
Due to affiliates	14,106	19,316
Intangible lease liability, held for sale	1,291	12,297
Total liabilities	$4,392,581	$4,279,223
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of December 31, 2024 and 2023, respectively	$89,748	$89,748
Total redeemable convertible preferred stock	$89,748	$89,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of December 31, 2024 and 2023	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 83,066,789 and 82,751,913 issued and outstanding as of December 31, 2024 and 2023, respectively	818	820
Additional paid-in capital	1,600,997	1,599,197
Accumulated other comprehensive income (loss)	79	(703)
Accumulated deficit	(348,074)	(298,942)
Total stockholders' equity	$1,512,562	$1,559,114
Non-controlling interest	7,495	27,095
Total equity	$1,520,057	$1,586,209
Total liabilities, redeemable convertible preferred stock and equity	$6,002,386	$5,955,180

______________________________________________________________________
(1) Includes pledged assets of $268.7 million and $299.7 million as of December 31, 2024 and 2023, respectively.
(2) Includes pledged assets of $61.1 million and zero as of December 31, 2024 and 2023, respectively.
(3) Includes pledged assets of $180.7 million and $167.9 million as of December 31, 2024 and 2023, respectively.
(4) Includes $157.0 million and $55.1 million of cash held by the servicer related to the CLOs as of December 31, 2024 and 2023, respectively.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Year Ended December 31,
	2024	2023	2022
Income
Interest income	$526,076	$552,506	$357,705
Less: Interest expense	338,471	305,577	160,526
Net interest income	187,605	246,929	197,179
Revenue from real estate owned	22,849	17,021	9,655
Total income	$210,454	$263,950	$206,834
Expenses
Asset management and subordinated performance fee	$25,958	$33,847	$26,157
Acquisition expenses	996	1,241	1,360
Administrative services expenses	9,707	14,440	12,928
Professional fees	14,508	15,270	22,566
Share-based compensation	8,173	4,761	2,519
Depreciation and amortization	5,630	7,128	5,408
Other expenses	21,472	11,135	6,572
Total expenses	$86,444	$87,822	$77,510
Other income/(loss)
(Provision)/benefit for credit losses	$(35,699)	$(33,738)	$(36,115)
Realized gain/(loss) on extinguishment of debt	—	2,201	(5,167)
Realized gain/(loss) on real estate securities, available for sale	143	80	—
Realized gain/(loss) on sale of commercial mortgage loans, held for sale	—	—	(354)
Realized gain/(loss) on sale of commercial mortgage loans, held for investment	138	—	—
Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value	13,125	3,873	2,358
Gain/(loss) on other real estate investments	(7,983)	(7,089)	(692)
Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value	—	44	(511)
Trading gain/(loss)	—	(605)	(119,220)
Unrealized gain/(loss) on derivatives	1,050	(140)	(15,840)
Realized gain/(loss) on derivatives	(1,261)	998	60,033
Total other income/(loss)	$(30,487)	$(34,376)	$(115,508)
Income/(loss) before taxes	93,523	141,752	13,816
(Provision)/benefit for income tax	(1,120)	2,757	399
Net income/(loss)	$92,403	$144,509	$14,215
Net (income)/loss attributable to non-controlling interest	3,475	706	216
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$95,878	$145,215	$14,431
Less: Preferred stock dividends	26,993	26,993	41,741
Net income/(loss) attributable to common stock	$68,885	$118,222	$(27,310)

Basic earnings per share	$0.82	$1.42	$(0.38)
Diluted earnings per share	$0.82	$1.42	$(0.38)
Basic weighted average shares outstanding	81,846,170	82,307,970	71,628,365
Diluted weighted average shares outstanding	81,846,170	82,307,970	71,628,365

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Distributable Earnings to Common for the years ended December 31, 2024, 2023 and 2022 (dollars in thousands):

	Year Ended December 31,
	2024	2023	2022
GAAP net income (loss)	$92,403	$144,509	$14,215
Adjustments:
CLO amortization acceleration(1)	—	(5,521)	(438)
Unrealized (gain)/loss on financial instruments(2)	6,933	7,185	17,010
Unrealized (gain)/loss - ARMs	—	415	43,557
(Reversal of)/provision for credit losses	35,699	33,738	36,115
Non-cash compensation expense	8,173	4,762	3,485
Depreciation and amortization	5,630	7,128	5,408
Subordinated performance fee(3)	(7,551)	6,171	(8,380)
Realized (gain)/loss on debt extinguishment / CLO call	—	(2,201)	—
Realized gain/(loss) adjustment on loans and REO(4)	(40,605)	(1,571)	—
Loan workout charges/(loan workout recoveries)(5)	—	(5,105)	5,104
Distributable Earnings	$100,682	$189,510	$116,076
7.5% series E cumulative redeemable preferred stock dividend	(19,367)	(19,367)	(19,367)
Non-controlling interests in joint ventures net (income) / loss	3,475	(602)	216
Non-controlling interests in joint ventures adjusted net (income) / loss DE Adjustments	(3,717)	(31)	(1,415)
Distributable Earnings to Common	$81,073	$169,510	$95,510
Average common stock & common stock equivalents(6)	1,363,621	1,403,558	1,456,871
GAAP net income/(loss) ROE	5.6%	8.9%	(0.3)%
Distributable earnings ROE	5.9%	12.1%	6.6%
GAAP net income/(loss) per share, diluted	$0.82	$1.42	$(0.38)
GAAP net income/(loss) per share, fully converted(7)	$0.87	$1.42	$(0.06)
Distributable earnings per share, fully converted(7)	$0.92	$1.92	$1.07
________________________
(1) Before Q1 2024, we adjusted GAAP income for non-cash CLO amortization acceleration to effectively amortize the issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for approximately four years and amortized the financing costs over approximately four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings. Starting in Q1 2024, we amortized the issuance costs incurred on our CLOs over the expected lifetime of the CLOs in our GAAP presentation, making our previous adjustment no longer necessary.
(2) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(3) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations during the period.
(4) Represents amounts deemed nonrecoverable upon a realization event, which is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized upon sale. Amount may be different than the GAAP basis. As of December 31, 2024, the Company has $11.9 million of GAAP loss adjustments that would run through distributable earnings if and when cash losses are realized.
(5) Represents loan workout charges the Company incurred, which the Company deemed likely to be recovered. Reversal of loan workout charges represent recoveries received. During the second quarter of 2023, the Company recovered $5.1 million of loan workout charges, in aggregate, related to the loan workout charges incurred in 2022.
(6) Represents the average of all classes of equity except the Series E Preferred Stock.
(7) Fully Converted assumes conversion of our series of convertible preferred stock and full vesting of our outstanding equity compensation awards.